EXHIBIT (d)
                         Investment Management Agreement

                                     Amended
                                    EXHIBIT A
                                       to
                         INVESTMENT MANAGEMENT AGREEMENT

                                                                                       ANNUAL MANAGEMENT FEE
FUND                                                        EFFECTIVE DATE             (as % of average daily net assets)
----                                                        --------------             ----------------------------------
Sit International Growth Fund  (Series A)                   November 1, 1992           1.85% (1)

Sit Balanced Fund (Series B)                                December 31, 1993          1.00% (1)

Sit Developing Markets Fund  (Series C)                     March 31, 1994             2.00% (1)

Sit Small Cap Growth Fund  (Series D)                       March 31, 1994             1.50% (1)

Sit Science and Technology Fund  (Series E)                 December 31, 1997          1.50% (1)

Sit Dividend Growth Fund (Series G)                         December 31, 2003          1.00% (1)

         (1) Except for extraordinary expenses (as so designated by a majority of the directors of the Company, including a majority of said directors who are not "interested persons" of the Company or of SIA, as defined in the Investment Company Act of 1940, as amended), fees paid under a distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 for class of S of Sit Dividend Growth Fund (series G of Sit Mutual Funds, Inc.), interest, brokerage commissions and other transaction charges relating to investing activities incurred by the Company on behalf of each aforementioned Fund, SIA shall bear all of each Fund's expenses.


         IN WITNESS WHEREOF, the Company and SIA have caused this Amended Exhibit A to the Investment Management Agreement dated as of November 1, 1992 between the Company and SIA to be executed as of March 30, 2006.

                                        SIT MUTUAL FUNDS, INC.

                                        By    /s/ Paul E. Rasmussen
                                              ---------------------------------
                                        Its   Vice President
                                              ---------------------------------


                                        SIT INVESTMENT ASSOCIATES, INC.

                                        By    /s/ Eugene C. Sit
                                              ---------------------------------
                                        Its   Chairman
                                              ---------------------------------



                                      C-10